Exhibit 5.1

[Letterhead of Richards, Layton & Finger, P.A.]

January     , 2015

Black Stone Minerals, L.P.

1001 Fannin Street, Suite 2020

Houston, Texas 77002

Re:	Black Stone Minerals, L.P.

Ladies and Gentlemen:

We have acted as special Delaware counsel for Black Stone Minerals, L.P., a Delaware limited partnership (the “Partnership”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Limited Partnership of the Partnership, dated September 16, 2014, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 16, 2014, as amended by the Certificate of Amendment thereto, dated as of November 21, 2014, as filed in the office of the Secretary of State on December 10, 2014 (as so amended the “LP Certificate”);

(b) The Agreement of Limited Partnership of the Partnership, dated as of September 16, 2014 (the “Original LP Agreement”), executed by Black Stone Natural Resources, L.L.C. (“BSNR”), as the general partner, and by Black Stone Minerals Company, L.P. (“Black Stone Minerals Company”), as the limited partner;

(c) The Assignment of Partnership Interest, dated as of November 21, 2014, between BSNR and Black Stone Minerals GP, L.L.C. (“Black Stone Minerals GP”), and accepted and approved by Black Stone Minerals Company;

(d) A form of the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “LP Agreement”), to be entered into by and among Black Stone Minerals GP, as the general partner, Black Stone Minerals Company and Black Stone Minerals GP, as the initial limited partners, and the Persons who become Partners in the Partnership as provided therein;

(e) The Certificate of Formation of Black Stone Minerals GP, dated November 17, 2014 (the “LLC Certificate”), as filed in the office of the Secretary of State on November 17, 2014;

Black Stone Minerals, L.P.

January     , 2015

(f) The Limited Liability Company Agreement of Black Stone Minerals GP, dated as of November 21, 2014 (the “Original LLC Agreement”), by the Partnership, as the sole member;

(g) The Unanimous Written Consent of the Board of Directors of Black Stone Minerals GP, dated January     , 2015;

(h) A form of the First Amended and Restated Limited Liability Company Agreement of Black Stone Minerals GP (the “LLC Agreement”), to be entered into by the Partnership, as the sole member;

(i) The Registration Statement on Form S-1 (File No. 333-                ), as amended, as filed with the Securities and Exchange Commission on January     , 2015 (the “Registration Statement”), including a related preliminary prospectus (the “Prospectus”), relating to the registration of common units representing limited partner interests in the Partnership (each, a “Common Unit” and collectively, the “Common Units”);

(j) A Certificate of the Secretary of Black Stone Minerals GP, dated as of January     , 2015, with respect to certain matters; and

(k) A Certificate of Good Standing of the Partnership, dated January     , 2015, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the LP Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, (iii) the genuineness of all signatures, and (iv) all documents submitted to us as a form will not vary from the form submitted to us in any respect material to the opinions set forth herein.

Black Stone Minerals, L.P.

January     , 2015

For purposes of this opinion, we have assumed (i) that the Original LP Agreement and the LP Certificate are in full force and effect and have not have been amended as of the date hereof, and that the LP Agreement will be in full force and effect and will not have been amended as of the date on which the Common Units are issued by the Partnership, (ii) that the Original LLC Agreement and the LLC Certificate are in full force and effect and have not have been amended as of the date hereof, and that the LLC Agreement will be in full force and effect and will not have been amended as of the date on which the Common Units are issued by the Partnership, (iii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) that each of the parties to the documents examined by us (other than the Partnership) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) that each of the parties to the documents examined by us (other than the Partnership) has (or, with respect to the LP Agreement, will have as of the date on which Common Units are issued by the Partnership) duly authorized, executed and delivered such documents, (vii) that the books and records of the Partnership will set forth all information required by the LP Agreement and the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “LP Act”), including all information with respect to each holder of a Common Unit (each, a “Common Unit Holder” and collectively, the “Common Unit Holders”), and their contributions to the Partnership, (viii) the payment or exchange by each Common Unit Holder of the full consideration due from it for the Common Units acquired by it, (ix) that the General Partner will have duly authorized the issuance of any Common Units to be issued by the Partnership, (x) that the Common Units are issued and sold to the Common Unit Holders in accordance with the LP Agreement and the Registration Statement, and (xi) that the Common Unit Holders will fulfill all of their obligations set forth in the Partnership Agreement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents, other than this opinion.

This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the LP Act.

Black Stone Minerals, L.P.

January     , 2015

2. The Common Units will be duly authorized and will be validly issued, fully paid and nonassessable limited partner interests in the Partnership. We note, however, that a Common Unit Holder may be obligated to repay any funds wrongfully distributed to it by the Partnership.

With respect to the opinions set forth in paragraph 2 above, the term “Common Unit Holder” does not include a person or entity who is or was a general partner of the Partnership.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the filing of the Registration Statement. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion in connection with the filing of the Registration Statement, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,